SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 14, 2015

                            TARA GOLD RESOURCES CORP.
                      -------------------------------------
                 (Name of Small Business Issuer in its charter)

         Nevada                    000-29595                   90-0316566
  --------------------         -----------------           ----------------
(State of incorporation)     (Commission File No.)       (IRS Employer
                                                          Identification No.)

                               1047 West 200 North
                               Pima, Arizona 85543
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (928) 965-1151



          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On April 14, 2015, the Company appointed the following persons to the positions shown below:

      Name                    Age   Position
      ----                    ---   --------

      Jeremy J. Schoenfelder   37   President, Chief Executive Officer and
                                    Chief Financial Officer
      Dana R. Boers            54   Secretary, Treasurer and Chief Accounting
                                    Officer
      Brian T. Brewer          45   Director
      Todd E. Sisson           46   Director
      Mike Simon               51   Director

     Information concerning the Company's new officers and directors follows.

     Jeremy Schoenfelder is the founder and President of Sienna Partners, LLC, a consulting firm assisting small to medium sized businesses in applying for and receiving foreign investments through the Employment Based Fifth Preference (EB-5) program. Since September 2013, Mr. Schoenfelder has been the Chief Operating Officer of AZ Sourcing, LLC. AZ Sourcing, since April 2009, has operated the PhoenixMart in Casa Grande, AZ a 1.5 million sq. ft. facility designed to promote international wholesalers and manufacturers while creating and protecting domestic employment opportunities. Mr. Schoenfelder received his Bachelor of Science degree in Mathematics from Northern Arizona University.

     Dana R. Boers has over 20 years of bookkeeping and accounting business practice and, since 2006, she has operated her own bookkeeping and, since 2009, tax preparation business. Dana is attending college and is currently working on her accounting degree. Dana currently is responsible for the finances of Springbok Development which is developing a large real estate golf course community as well as mine operations.

     Brian Brewer has been the President and Chief Executive Officer of Brewer Exploration, Inc. since 2008. Brewer Exploration provides consulting services in all phases of mineral exploration and mine pre-development to companies in the Western United States, Alaska, Mexico, Haiti, South America and the Dominican Republic. Mr. Brewer received his Bachelor of Science degree in Geology from the University of Idaho in 1994.

     Todd Sisson has, since 2014, been the office field manager and has supervised the health and safety programs (MSHA) for Shamrock Mines in Hanna, Utah. Presently, Mr. Sisson is coordinating and processing the next mining claim for Shamrock Mines through the Department of Forestry. Between 2013 and 2014 Mr. Sisson was the office field manager, and subsequently supervised the health and


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

safety programs (MSHA), for Tara Minerals at its Ponderosa Mine in Idaho. Between 2008 and 2013 Mr. Sisson was the equipment operator for B4MC Mining. Between 1995 and 2011 Mr. Sisson operated 4 Seasons Electric LLC, an electrical sub-contracting company. Mr. Sisson's educational background is focused in finance and business management. Mr. Sisson is MSHA Certified and since 2014 has supervised the mine safety (MSHA) requirements for Springbok Development.

     Mike Simon has been the Chief Information Security Officer for Creation Logic, LLC since 2006. In this capacity, Mr. Simon has consulted with clients concerning various aspects of information management and security, including building and refining formal security practices around accepted industry and regulatory frameworks.

     Mr. Simon also holds various positions at the University of Washington, including Lecturer, Master of Science in Information Management program,
Affiliate Faculty Information School (2005 - present) and Associate Director Applied Research, Center for Information Assurance and Cybersecurity (2007 - present).

     Since 1998, Mr. Simon has been a consultant for the Federal Bureau of Investigation.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 11, 2015

                                 TARA GOLD RESOURCES CORP.


                                 By: /s/ Thomas Claridge
                                     ----------------------------------------
                                     Thomas Claridge, Chief Operating Officer










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